EXHIBIT 13


                           Daewoo Motor America, Inc.
                       Dealer Sales and Service Agreement

     This  is  an  Agreement  between  DAEWOO  MOTOR  AMERICA,  INC.  ("DMA"),
a  Delaware  Corporation,  and     Lo  Castro  & Associates, Inc.      (Dealer),
                               ---------------------------------------
a(n)     individual,      partnership,   X    corporation, incorporated in state
     ----           ------            -------
of    Pennsylvania    , and  doing  business as     All Pro Daewoo             .
   -------------------                          -------------------------------
Effective Date as of    10/5      19  99  .
                     ------------    -----

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                                 INTRODUCTION

     DMA sells Daewoo Products which are manufactured or approved by Daewoo Motor Company (FACTORY) and exported and/or sold to DMA by Daewoo Corporation (Exporter). DMA has established a network of Authorized Daewoo Dealers, operating at approved locations and according to Daewoo standards, to sell and service Daewoo Products. DMA has selected its Dealers based upon the representations and promises of DEALER, set forth herein, and on their experience and commitment that they will sell and service Daewoo Products in a manner which promotes and maintains customer confidence and satisfaction and increases product acceptance and awareness.

     This Agreement sets forth the rights and responsibilities of DMA as seller and DEALER as buyer and retail reseller of DMA Products. DMA enters into this Agreement in reliance upon DEALER'S representation that its Owner(s) and General Manager identified herein have the skill, experience, capital and facilities to ensure that DEALER operates a first-class dealership. DMA enters into this Agreement upon DEALER's assurance of continued personal services of said Owner(s) and General Manager. The purpose of this Agreement is to memorialize such assurances, to appoint Dealer as an authorized Daewoo Dealer, to provide for the effective representation of Daewoo Products and to set forth the rights and obligations of DMA and DEALER hereunder.

     Accordingly,  the  parties  agree  as  follows:


1.   APPOINTMENT  OF  DEALER

     Subject to the terms of Agreement, DMA hereby grants DEALER the non-exclusive right:

     A. To buy for resale, rental or lease the Daewoo Products identified in the Daewoo Product Addendum, which FACTORY or DMA, in their sole discretion, may revise, redesign, discontinue or substitute from time to time;


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     B.   To identify  itself as an  Authorized  Daewoo  Dealer,  to display the
          Daewoo Marks in the conduct of its Dealership Operations and to use Daewoo Marks in the promotion, sale and servicing of Daewoo Products in the manner provided in this Agreement and at the location(s) approved herein.

     DMA reserves to itself the unrestricted right to sell Daewoo Products and to grant the privilege of using the name Daewoo or the Daewoo Marks to other dealers, persons, or entities, wherever they may be located for any purpose.


2.   ACCEPTANCE  OF  APPOINTMENT  AND  RESPONSIBILITIES  BY  DEALER

     DEALER desires and hereby accepts from DMA its appointment as an Authorized Daewoo Dealer and, in consideration of its appointment and subject to the other conditions and provisions of this Agreement, hereby agrees to:

  A. Actively and effectively promote and sell (and, if DEALER elects, lease and rent) Daewoo Products within DEALER's Primary Market Area subject to the terms and conditions of this Agreement;

  B. Professionally   service  Daewoo   Products  and  sell  Genuine  Parts  and
     Accessories subject to the terms and conditions of this Agreement;

  C. Conduct its business in a manner to build and maintain consumer confidence and satisfaction and reflect positively upon DMA;

  D. Establish and maintain satisfactory dealership facilities solely at the location(s) approved by DMA; and

  E. Perform the additional responsibilities set forth in this Agreement, including those specified in the Standard Provisions.


3.   TERM  OF  THIS  AGREEMENT

     This Agreement, when fully executed, will become effective on the Effective Date first shown above and will continue in effect for a period of three years. It shall automatically expire unless earlier terminated as provided herein or ended by mutual agreement. This Agreement may not be extended or renewed except in writing signed by the President and Senior Vice President of DMA.


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4.   DEALER  OWNERSHIP

     DMA enters into this Agreement in reliance upon, and in consideration of, the personal qualifications, expertise, reputation, integrity, experience and representations of the persons identified below and upon DEALER's assurances that the following persons, and only the following persons, will be the Owner(s) of DEALER. Each such person represents and warrants that he or she is committed to the achievement of the purposes and objectives of this Agreement and agrees to abide by the terms and conditions set forth herein:


NAME                          RESIDENCE  ADDRESS           OWNERSHIP INTEREST
----                          ------------------           ------------------

Vincent A. Lo Castro          109 Tanglewood Drive                100%
                              McMurray, PA 15317


5.   DEALER  MANAGEMENT

     Dealership Operations shall be conducted under the direction of a General Manager whose name and background have been approved as set forth in the Daewoo General Manager Approval Application and identified as follows:

GENERAL MANAGER'S NAME                     RESIDENCE  ADDRESS
----------------------                     ------------------

Frank J. Lo Castro                         151  Carol  Drive
                                           McMurray, PA 15317


     DEALER recognizes that the retention by DEALER of qualified management is of critical importance to the successful operation of DEALER and to the achievement of the purposes and objectives of this Agreement. This Agreement has been entered into by DMA specifically in reliance upon and in consideration of the above-named General Manager's personal qualifications, expertise, reputation, integrity, experience, ability and representations with respect thereto to manage DEALER's operations and upon DEALER's assurance that such person, and no other person, will at all times function as General Manager and be considered as Dealer Operator with complete authority to make all decisions on behalf of DEALER with respect to DEALER's operations. DEALER further agrees that the General Manager shall devote full time (100%) to the management of DEALER's operations.


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     DEALER and DMA understand and acknowledge that the personal qualifications, expertise, reputation, integrity, experience and ability of the General Manager and his or her ability to effectively manage DEALER's day-to-day Dealership Operations is critical to the success of DEALER in performing its obligations under this Agreement. DMA may from time to time develop standards and/or procedures for evaluating the performance of the General Manager and of DEALER's personnel generally. DMA may, from time to time, evaluate the performance of the General Manager and will advise DEALER and the General Manager of the results of such evaluations and the way in which any deficiencies affect DEALER's performance of its obligations under this Agreement.


6.   CHANGE  IN  DEALER  OWNERSHIP  OR  MANAGEMENT

     This is a personal services agreement. DMA enters into this Agreement because DEALER has represented to DMA that the Owners and General Manager of DEALER identified herein possess the personal qualifications, expertise, reputation, integrity, experience, ability, skill and commitment necessary to ensure that DEALER will promote, sell and service Daewoo Products in the most effective manner, enhance the Daewoo image and increase market acceptance of Daewoo Products. DMA enters into this Agreement in reliance upon, and in consideration of, these representations and DEALER's assurances of the active involvement of the Owners and General Manager identified herein in DEALER's operations. DEALER shall not sell or assign its rights, duties or obligations under this Agreement.

     Accordingly, it is understood and agreed that any change in any ownership interest of DEALER or the Dealership Operations contemplated by this Agreement, regardless of the share or relationship between parties, or any change in General Manager from the person(s) identified herein, shall require the prior written consent of DMA, which DMA shall not unreasonably withhold. See also DEALER's succession rights as set forth in Paragraph 20.(B)(5) of the Standard Provisions.


7.   DEALER  LOCATION

     DEALER is free to sell Daewoo Products to customers wherever they may be located. However, in order for DMA to establish and maintain an effective network of Authorized Daewoo Dealers for the sale and servicing of Daewoo Products and to maximize customer convenience, DMA has approved the following facilities as the exclusive authorized location(s) for DEALER's sale and servicing of Daewoo Products and for DEALER's display of Daewoo Marks under this
Agreement:


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APPROVED  DAEWOO  NEW  VEHICLE  SALES  AND  SHOWROOM
----------------------------------------------------

3644 Washington Road (Route l9-S), McMurray, PA 15317

APPROVED  PARTS  AND  SERVICE  OPERATIONS
-----------------------------------------

3644 Washington Road (Route 19-S), McMurray, PA 15317

SALES  AND  GENERAL  OFFICES
----------------------------

3644 Washington Road (Route 19-5), McMurray, PA 15317

USED  VEHICLE  DISPLAY  AND  SALES
----------------------------------

3644 Washington Road (Route l9-S), McMurray, PA 15317

BODY  AND  PAINT
----------------

N/A

DAEWOO VEHICLE STORAGE
----------------------

3644 Washington Road (Route 19-S), McMurray, PA 15317


     DEALER agrees not to display Daewoo Marks or to conduct any Dealership Operations, including the display, sale or service of Daewoo Products, at any location other than at the location(s) approved herein, without the prior written consent of DMA.

     Moreover, each location is approved only for the activity indicated. DEALER may not alter the activity of any location approved herein or otherwise use such location for any activities other than the approved activity, without the prior written consent of DMA.


8.   STANDARD PROVISIONS

     The "DMA Dealer Sales and Service Agreement Standard Provisions" are incorporated and made a part of this Agreement as if fully set forth herein.


9.   ADDITIONAL  PROVISIONS

     Any additional matters in consideration of DMA's agreement to appoint DEALER as an Authorized Daewoo Dealer are set forth in writing, duly executed and attached to this Agreement as an Addendum and incorporated as if fully set forth herein.


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10.  EXECUTION  OF  AGREEMENT

     Nothwithstanding any other provision herein, the parties to this Agreement, DEALER and DMA, agree that this Agreement shall be valid and binding only if and after it has actually been signed:

A.   On  behalf  of  DEALER  by  a  duly  authorized  person;  and

B.   On  behalf  of  DMA  by  the  President and Senior Vice President of DMA.


11.  CERTIFICATION

     By their signatures hereto, the parties agree to abide by the terms and conditions of this Agreement, including the Standard Provisions incorporated herein, in good faith and for their mutual benefit.


DEALER

  Lo Castro & Associates, Inc.
--------------------------------
      (DEALER Entity Name)


By:  /s/  Vincent A. Lo Castro                              President
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          SIGNATURE                                           TITLE



DAEWOO MOTOR AMERICA, INC.


By:  /s/                                                   Pres and CEO
   ------------------------------                     --------------------
          SIGNATURE                                           TITLE


By:  /s/                                                       SVP
   ------------------------------                     --------------------
          SIGNATURE                                           TITLE


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